UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 13, 2007 (Date of earliest event reported)
Maine & Maritimes Corporation (Exact name of registrant as specified in its charter)

ME (State or other jurisdiction of incorporation)	333-103749 (Commission File Number)	30-0155348 (IRS Employer Identification Number)

PO Box 789 (Address of principal executive offices)		04769 (Zip Code)
207 760 2499 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item (c)

Tim D. Brown has been promoted as Vice President of Engineering and Operations for Maine & Maritimes Corporation (the "Company"), to be effective following the Company's Board of Directors meeting scheduled for September 21, 2007. There are no understandings or arrangements between Mr. Brown and any other person pursuant to which Mr. Brown was selected as an executive officer.

Mr. Brown, 47, will also serve as Vice President of Engineering and Operations for Maine Public Service Company ("MPS"), a wholly-owned subsidiary of the Company. He also held the following positions with MPS between 1988 and 2007: Planning Analyst, Director of Business Development, VP of Engineering & Corporate Planning and Director of Corporate Planning & Analysis.

Mr. Brown serves as a Director for Northern Maine Independent System Administrator, Inc., a non-profit entity responsible for the administration of the northern Maine transmission system and electric power markets in Aroostook and Washington counties.

Mr. Brown has served in key positions in both the regulated and unregulated energy sectors with extensive experience in wholesale power marketing, unregulated retail electric marketing, forecasting and pricing, financial analysis, engineering, and resource planning. Prior to joining MPS he worked in diesel engine design and development for Caterpillar, Inc. He holds a Bachelor of Science in Mechanical Engineering from the University of Maine and has completed graduate level courses in business administration. He is a Licensed Professional Engineer in the State of Maine.

Item (e)

On September 7, 2007, Maine & Maritimes Corporation entered into a Severance Agreement and Release (the "Agreement") with Annette N. Arribas, who previously served as the Company's VP, Investor Relations, Corporate Compliance, and Treasurer. Pursuant to the Agreement, Ms. Arribas will receive severance equal to nine months salary at Ms. Arribas's current rate of pay, plus reimbursement of moving expenses up to ten thousand dollars ($10,000).

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Maine & Maritimes Corporation dated September 13, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2007	MAINE & MARITIMES CORPORATION By: /s/ Brent M. Boyles Brent M. Boyles President and CEO

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Maine & Maritimes Corporation dated September 13, 2007